Explanatory Note: Attached hereto are the portions of the Code of Ethics that were amended since the Registrant last filed its Code of Ethics. Only the sub-sections of the Code of Ethics that were amended are included (as restated in their entirety) in this exhibit to the Registrant’s Form N-CSR.

Text that was deleted is shown with a strikethrough, and text that was added is shown with a double underline.

Code of Ethics

for

Hennessy Funds Trust
and
Hennessy Advisors, Inc.

__________________________

~~June 2017~~
February 2018
__________________________

TABLE OF CONTENTS

Page

I.	GENERAL	1

A.	Introduction	1
B.	Definitions	1

II.	STANDARDS OF BUSINESS CONDUCT	~~3~~2

A.	General Standards	~~3~~2
B.	Specific Duties and Responsibilities	3
C.	Reporting Violations	~~5~~4

III.	PERSONAL SECURITIES INVESTMENT TRANSACTIONS POLICY	5

A.	General	5
B.	Accounts Covered	6
C.	Exempt Securities and Transactions	6
D.	Restrictions and Limitations on Personal Securities Transactions	7
E.	Reporting Procedures	~~9~~8

IV.	INSIDER TRADING POLICY	11

A.	What is Material Information?	~~12~~11
B.	What is Non Public Information?	12
C.	What are the Penalties for Insider Trading?	~~13~~12
D.	Compliance Procedures	13
E.	Securities Issued By the Adviser	~~15~~14

V.	COMPLIANCE	16

A.	Approval of the Code of Ethics	16
B.	Annual Certification	~~17~~16
C.	Prohibition on Self Clearance	~~17~~16
D.	Other Obligations	17
E.	Maintenance of Records	~~18~~17
F.	Interpretation and Enforcement	~~18~~17

~~Appendix A Pre-Clearance Procedures~~

i

I. GENERAL

. . .

B. Definitions

The following definitions apply for purposes of this Code.

. . .

7.	“Covered Security” means a security as defined in Section 2(a)(36) of the Investment Company Act, except that it does not include:
a.	direct obligations of the Government of the United States;
b.	bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and
c.	shares issued by open-end registered investment companies (but not exchange‑traded funds) other than HFT~~; and~~
~~d.~~	~~shares issued by HFT that are held within an Access Person’s 401(k) account~~.

. . .

III. PERSONAL SECURITIES INVESTMENT TRANSACTIONS POLICY

. . .

C. Exempt Securities and Transactions

1. Exemptions from Pre‑Clearance and Reporting Requirements

The pre‑clearance and reporting requirements set forth in this Section III do not apply to:

a. purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control; and

b. purchases or sales that are non-volitional on the part of the Access Person.

2. Exemptions from Pre‑Clearance Requirements Only

The pre‑clearance requirements set forth in this Section III do not apply to:

a. purchases that are part of an automatic dividend reinvestment plan;

b. purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

c. purchases ~~or~~, sales, or gifts of common stock of issuers in the Dow Jones Industrial Average provided that the number of shares purchased or sold of any one such issuer on any day does not exceed 5,000 shares; ~~and~~

d. purchases ~~or~~, sales, or gifts of shares issued by HFT; and

e.	purchases, sales, or gifts of exchange‑traded funds.
D. Restrictions and Limitations on Personal Securities Transactions

The provisions of this Section III.D apply to all Access Persons, except they do not apply to Disinterested Trustees other than as specifically set forth in Section III.D.3 below and they do not apply to non‑executive directors of the Advisor who do not have access to nonpublic information regarding securities recommendations, securities transactions or portfolio holdings for the Funds and are not involved in making securities recommendations to clients.

Any personal securities transaction by an Access Person in violation of this Code may be required to be reversed and any resulting profits may be subject to disgorgement.

1. Participation in Initial Public Offerings

No Access Person may acquire any Covered Security in an Initial Public Offering without the prior approval of the CCOs of HFT and the Adviser.

2. Participation in Private Placements

No Access Person may participate in a private placement of any kind (including, but not limited to, investments in limited partnership, limited liability companies, hedge funds, private equity funds, PIPEs, real estate, oil and gas partnerships and venture capital investments) without the prior approval of the CCOs of HFT and the Adviser.

3. Trading in a Security on a Day When There is a “Buy” or “Sell” Order or Serious Consideration Thereof

No Access Person may purchase or sell, directly or indirectly, any Covered Security on any day during which (a) the Adviser has placed a “buy” or “sell” order in the same security for a Fund or (b) to the actual knowledge of such Access Person at the time of such purchase or sale, the same security is being considered for purchase or sale by a Fund.

Disinterested Trustees are subject to this prohibition if they know or should have known at the time of such purchase or sale that the Adviser has such a pending “buy” or “sell” order in the same security for the Fund.

4.  Blackout Period

No Access Person may purchase or sell, directly or indirectly, a Covered Security within seven calendar days after the Adviser has purchased or sold the same security for a Fund.

5. Short‑Swing Profits; Day Trading

No Access Person may (a) engage in frequent trading of securities (e.g., day trading) or (b) profit from the purchase and sale or sale and purchase of the same or equivalent Covered Security within 30 days.  Nothing in this Section III.D.5 shall be deemed to prohibit avoidance of loss through trading within a period shorter than 30 days.

6. Restricted List

HFT and the Adviser may from time to time establish a Restricted List that includes the names of companies for which HFT or the Adviser may have, or are in a position to receive, material non‑public information.  Access Persons are not allowed to trade or investment in the securities of any company on the Restricted List.

7. Pre‑Clearance Requirements

Access Persons must obtain pre‑clearance of all personal securities transactions in Covered Securities that are not exempted by Section III.C ~~by following~~through the Compliance ELF system or any alternative procedures ~~described in~~ Appendix A~~,~~ as may be ~~updated from time to time upon~~announced following the approval of the CCOs of HFT and the Adviser.  ~~It is the goal of HFT and the Adviser to respond to all pre‑clearance requests within 24 hours.~~  Access Persons will receive notification regarding whether their pre‑clearance request is approved or denied, but the specific reason for the decision is not required to be provided.  If a pre‑clearance request for a personal securities transaction submitted by an Access Person is denied, such Access

Person is prohibited from executing such personal securities transaction.  If the personal securities transaction is not completed on the date of pre‑clearance, a new pre‑clearance must be obtained prior to executing any remaining portion of such personal securities transaction (unless the approval specifically states that it will remain in effect for a longer period of time, in which case the specified time period applies).  If an Access Person believes he or she may not be able to complete a personal securities transaction in a single trading day because of limited liquidity in the applicable security, he or she may request that the pre‑clearance approval extend for up to five days.  Such requests will be considered on a case‑by‑case basis based on the facts and circumstances known at the time.  Approval of a pre‑clearance request for a personal securities transaction that has not yet been executed may be revoked at any time if new information makes revocation advisable.

Post‑approval of personal securities transactions is not permitted under any circumstances.

. . .

~~APPENDIX A~~

~~PRE‑CLEARANCE PROCEDURES~~

~~To seek pre‑clearance of a personal securities transaction in a Covered Security that is required to be pre‑cleared pursuant to Section III.D.7 of the Code of Ethics, send an email to~~ preclearance@hennessyfunds.com ~~setting forth the following information, except that (a) if you are seeking pre‑clearance of a personal securities transaction in a Fund, you only need to complete items 1‑9 and (b) if you are seeking pre‑clearance of a personal securities transaction in the Adviser, you only need to complete items 1‑10:~~

~~1.~~	~~Date of Pre‑Clearance Request:~~

~~2.~~	~~Name of Issuer:~~

~~3.~~	~~Ticker Symbol/CUSIP:~~

~~4.~~	~~Type of Security:~~

~~5.~~	~~Nature of Transaction (Purchase/Sale):~~

~~6.~~	~~Number of Securities to be Purchased or Sold:~~

~~7.~~	~~B/D, Dealer, or Bank Through Which the Transaction is to be Executed:~~

~~8.~~	Last Three Digits ~~of Account Number (can be left blank if you only hold one account at above entity):~~

~~9.~~
~~Have you executed an opposite‑side trade in this security in any account within the past 30 days?  (E.g., if you are requesting a sale, have you executed a purchase in the same security within the past 30 days?)  ____ Yes  ____ No~~

~~10.~~	~~Are you aware of any material non-public information (insider information) regarding the security or the issuer? ____ Yes ____ No~~

~~11.~~	~~Are you or is a member of your immediate family an officer or director of the issuer of the securities or an affiliate of the issuer? ____ Yes ____ No~~

~~If yes, please describe:~~

~~12.~~	~~Describe the nature of any direct or indirect professional or business relationship that you may have with the issuer of the securities (if none, please indicate “None”):~~

~~13.~~	~~Does this transaction involve a private placement? ____ Yes ____ No~~

~~14.~~	~~Is the security being purchased part of an initial public offering? ____ Yes ____ No~~